EXHIBIT 23.2

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the post-effective Amendment No. 1 on Form S-8 to KeyCorp’s Registration Statement on Form S-4 (No. 333-208272) pertaining to:

1)	the First Niagara Financial Group, Inc. 2012 Equity Incentive Plan, as amended,
2)	the First Niagara Financial Group, Inc. Amended and Restated 2002 Long-Term Incentive Stock Benefit Plan,
3)	the Chester Valley Bancorp Inc. 1997 Stock Option Plan, as amended,
4)	the NewAlliance Bancshares, Inc. 2005 Long-Term Compensation Plan,
5)	the Willow Financial Bancorp, Inc. Amended and Restated 2002 Stock Option Plan, and
6)	the 401(k) Savings Plan of First Niagara

of our reports dated February 24, 2016 with respect to the consolidated financial statements of KeyCorp and the effectiveness of internal control over financial reporting of KeyCorp included in its Annual Report (Form 10-K) for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Cleveland, Ohio

August 1, 2016